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                                                                    EXHIBIT 15.1



July 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 16, 2003 on our review of interim financial information of Visteon Corporation (the "Company') as of and for the period ended June 30, 2003, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (No. 333-85406) and Form S-8 (Nos. 333-39756, 333-39758, and 333-40202).


Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP